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                                                                    Exhibit 10.2

                            CENTERPOINT ENERGY, INC.
                           DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

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                            CENTERPOINT ENERGY, INC.
                           DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

                                TABLE OF CONTENTS

                                                                                                                       Page
ARTICLE I PURPOSES OF PLAN; DEFINITIONS; DURATION.................................................................       2
   1.1   Purposes.................................................................................................       2
   1.2   Definitions..............................................................................................       2
   1.3   Term.....................................................................................................       5

ARTICLE II ADMINISTRATION.........................................................................................       5

ARTICLE III PARTICIPATION.........................................................................................       6
   3.1   Eligibility of Employees and Directors...................................................................       6
   3.2   Designation of Participants..............................................................................       6
   3.3   Election to Participate..................................................................................       6
   3.4   Salary Deferral..........................................................................................       6
   3.5   Bonus Deferral...........................................................................................       7
   3.6   Retainer Fee Deferral....................................................................................       7
   3.7   Meeting Attendance Fees Deferral.........................................................................       8
   3.8   Waiver or Suspension of Deferral.........................................................................       8

ARTICLE IV BENEFICIARY DESIGNATIONS; WITHHOLDING..................................................................       8
   4.1   Beneficiary Designations.................................................................................       8
   4.2   Withholding of Taxes.....................................................................................       8

ARTICLE V BENEFITS................................................................................................       9
   5.1   Benefit Payments.........................................................................................       9
   5.2   Death....................................................................................................      10
   5.3   Disability...............................................................................................      11
   5.4   Payment Upon Termination of Employment...................................................................      11
   5.5   Termination of Employment During Participation Year......................................................      12
   5.6   Benefits for Prior Participation Years, Including the Participation Year Ending
         December 31, 2002........................................................................................      12
   5.7   Terminations Under the Separation Program................................................................      12
   5.8   Terminations Under the 1995 Voluntary Early Retirement Program...........................................      13
   5.9   Terminations under the 2002 Voluntary Early Retirement Program...........................................      14

ARTICLE VI RIGHTS OF PARTICIPANTS.................................................................................      15
   6.1   Limitation of Rights.....................................................................................      15
   6.2   Non-Alienation of Benefits...............................................................................      15
   6.3   Prerequisites to Benefits................................................................................      16
   6.4   Nature of Employer's Obligation..........................................................................      17

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
   6.5   Claims and Review Procedures.............................................................................      17

ARTICLE VII MISCELLANEOUS.........................................................................................      18
   7.1   Amendment or Termination of the Plan.....................................................................      18
   7.2   Reliance Upon Information................................................................................      18
   7.3   Effective Date...........................................................................................      18
   7.4   Governing Law............................................................................................      18
   7.5   Severability.............................................................................................      18
   7.6   Notice...................................................................................................      18

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                            CENTERPOINT ENERGY, INC.
                           DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

                                    RECITALS

                  Houston Industries Incorporated, a Texas corporation ("HII"), established the Houston Industries Incorporated Deferred Compensation Plan, effective as of January 1, 1989, and as thereafter amended (the "1989 Plan"), for the benefit of its eligible employees.

                  HII established the Houston Industries Incorporated Deferred Compensation Plan, effective as of January 1, 1991, and as thereafter amended (the "1991 Plan"), for the benefit of its eligible employees.

                  CenterPoint Energy, Inc., a Texas corporation (the "Company"), as successor to HII, became sponsor of the plans effective as of August 31, 2002.

                  The Board of Directors of the Company authorized the merger of the 1989 Plan with the 1991 Plan and the amendment and restatement of the resulting merged plan, effective as of January 1, 2003 (the "Plan"), in order to incorporate all prior amendments to the 1989 Plan and 1991 Plan, as in effect on December 31, 2002 (the "Prior Plans"), to reflect the merger of Prior Plans, and to make certain design changes.

                  There shall be no termination and no gap or lapse in time or effect between the Prior Plans, as each was in effect on December 31, 2002, and this Plan, as amended and restated effective as of January 1, 2003. The Plan shall not operate to exclude, diminish, limit or restrict the payments or continuation of payments of benefits to Participants under the terms of the Prior Plans as each was in effect on December 31, 2002. Except to the extent otherwise required to reflect the fact that the Participants' benefits accrued under the Prior Plans are continued under this Plan, the provisions of this Plan shall apply only to an Employee or a Director eligible to participate under this Plan on or after January 1, 2003.

                  NOW, THEREFORE, the Company hereby merges, amends, restates in its entirety and continues the Prior Plans, as each was in effect on December 31, 2002, in the form of this CenterPoint Energy, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2003, which shall read as follows:

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                                   ARTICLE I

                     PURPOSES OF PLAN; DEFINITIONS; DURATION

         1.1 Purposes. This CenterPoint Energy, Inc. Deferred Compensation Plan for selected management and highly compensated employees is intended to aid certain of its employees in making more adequate provision for their retirement and is intended to be a "top-hat" plan under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

         1.2 Definitions. Each term below shall have the meaning assigned thereto for all purposes of this Plan unless the context requires a different construction.

                  "Agreement" means the deferred compensation agreement, if any, between the Employer and the Participant which, for this Plan, specifies the amount of Compensation being deferred, the method of payment for benefits payable under this Plan at normal retirement, and the election of any Early Distribution. Deferrals for each separate Participation Year will be covered by a separate Agreement, if any.

                  "Beneficiary" means a person or persons, a trustee or trustees of a trust, or a partnership, corporation, limited liability partnership, limited liability company, or other entity designated by the Participant, as provided in Section 4.1, to receive any amounts distributed under the Plan after a Participant's death.

                  "Bonus" means, on and after January 1, 2003, a formula or discretionary bonus or incentive compensation paid under the CenterPoint Energy, Inc. Short Term Incentive Plan.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means CenterPoint Energy, Inc., a Texas corporation, or a successor to CenterPoint Energy, Inc., in the ownership of substantially all of its assets.

                  "Commencement Date" means the first day of the Participation Year, with respect to which a Compensation deferral occurs.

                  "Committee" means the Benefits Committee or such other committee, which shall consist of five or fewer persons, as shall be appointed by the Board of Directors of the Company to administer the Plan pursuant to Article II hereof.

                  "Compensation" means the salary and Bonus which an Employer pays its Employees, and the meeting attendance fees and retainer fee paid to a Director by an Employer.

                  "Director" means a member of the board of directors of an Employer. A Director who is also an Employee shall be considered an Employee for all purposes with respect to salary and Bonus deferrals and shall be considered a Director for all purposes with respect to deferrals of meeting attendance fees.

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                  "Disability" means a physical or mental condition that
         qualifies as a total and permanent disability under the CenterPoint Energy, Inc. Long Term Disability Plan, as amended from time to time.

                  "Early Distribution" means the benefit payment option available to a Participant under Section 5.1(a) hereof.

                  "Early Retirement Date" means with respect to an Employee the first day of the month coincident with or next following his 60th birthday or an earlier age as may be authorized by the Committee in its sole discretion; and means with respect to a Director the first day of the month coincident with or next following his resignation or removal as a Director before his Normal Retirement Date.

                  "Employee" means any person, including an officer of any Employer (whether or not he is also a director thereof), who, at the time such person is designated a Participant hereunder, is employed by an Employer on a full-time basis, who is compensated for such employment by a regular salary, and who, in the opinion of the Committee, is one of the officers or other key employees of the Employer in a position to contribute materially to the continued growth and development and to the future financial success of the Employer. Any Participant who is an Employee of a Subsidiary shall not be deemed to have terminated employment with an Employer for purposes of this Plan until the date upon which the Participant is no longer employed by any entity which would be considered an "Employer" or Subsidiary hereunder.

                  "Employer" means (i) the Company, (ii) each Subsidiary which has adopted the Plan with the consent of the Committee, and (iii) each other employing organization in which the Company has a direct or indirect ownership interest and which has been approved by the Committee as an Employer under the Plan, subject to the terms and conditions established by the Committee.

                  "Employment" means employment with an Employer as an Employee or the current holding of a position as a Director of an Employer. Neither the transfer of an Employee Participant from employment by the Company to employment by a Subsidiary nor the transfer of an Employee Participant from employment by a Subsidiary to employment by the Company shall be deemed to be a termination of Employment of such Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence, granted by the Employer for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. Notwithstanding the foregoing, from and after October 1, 1997, a Participant's employment with STP Nuclear Operating Company shall be deemed to constitute "Employment" with an Employer hereunder for all purposes except any such Participant shall not be eligible to make any additional deferrals of Compensation under the Plan. Further notwithstanding the foregoing, from and after the RRI Distribution

         Date, a Participant's continuous employment with Reliant Resources, Inc. ("RRI") and/or its subsidiaries following such date ("RRI Employment") shall be deemed to constitute "Employment" with an Employer hereunder (to the extent such Participant commenced RRI Employment prior to the RRI Distribution Date and immediately prior to such date was otherwise an Employee) for all purposes except any such Participant shall not be eligible to make any additional deferrals of Compensation under the Plan; provided, however, that such Participant made a one-time, irrevocable election on or before December 31, 2000, to treat such RRI Employment as Employment for the Plan as described herein. The Committee may allow individuals electing not to treat RRI Employment as "Employment" hereunder to make a subsequent, one-time election, on such form and in such manner as prescribed by the Committee, to transfer benefits under this Plan to a deferred compensation program or plan sponsored by RRI.

                  "Interest Crediting Rate" means, for a given Plan Year, a rate of interest equivalent to the average Moody's Rate for such year plus two percentage points (2%) or, with respect to a Participant who is designated to receive a higher rate of interest by the Committee of the Board, such higher rate as determined by the Committee of the Board and communicated to such Participant.

                  "Moody's Rate" means a rate of interest equal to the composite yield on Moody's Long-Term Corporate Bond Index for the calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such yield is no longer published, a substantially similar average selected by the Committee.

                  "Normal Retirement Distribution" means the benefit payment options available to a Participant under Section 5.1(b) hereof.

                  "Normal Retirement Date" means with respect to an Employee the first day of the month coincident with or next following his 65th birthday, and means with respect to a Director the first day of the month coincident with or next following his 70th birthday.

                  "Participant" means an Employee or a Director who has been designated by the Committee to participate in the Plan pursuant to
         Section 3.2 hereof and who has elected to participate in the Plan pursuant to Section 3.3.

                  "Participation Year" means (i) with respect to Compensation in the form of a Bonus, the Plan Year during which the Bonus would have been paid if not deferred, (ii) with respect to Compensation in the form of salary, the Plan Year during which a Participant performs services for the Employer for a salary, and (iii) with respect to Compensation in the form of a Director's meeting attendance fees and a Director's retainer fee, the Plan Year during which a Participant performs services for the Company or a Subsidiary for such fees.

                  "Plan" means the CenterPoint Energy, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2003, and as set forth herein, as the same may hereafter be amended from time to time.

                  "Plan Year" means the calendar year.

                  "Prior Agreement" means the Deferred Compensation Agreement, if any, entered into between the Employer and Participant pursuant to provisions of the Prior Plan.

                  "Prior Plan" means collectively and individually, as applicable, the CenterPoint Energy, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 1989, and thereafter amended, and the CenterPoint Energy, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 1991, and thereafter amended, as each was in effect on December 31, 2002, and each of which is incorporated herein by reference for purposes of its applicability under this Plan as to Compensation deferred with respect to Participation Years commencing before January 1, 2003.

                  "RRI Distribution Date" means September 30, 2002, which is the date the Company distributed to its shareholders all shares of common stock of Reliant Resources, Inc. that the Company owned as of such date.

                  "Subsidiary" means a subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.

                  Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

         1.3 Term. The effective date of the Plan, as amended and restated, is January 1, 2003. The Plan shall continue until terminated by the Board of Directors of the Company. The Committee, in its sole discretion, may or may not authorize deferral of Compensation during the term of the Plan.

                                   ARTICLE II

                                 ADMINISTRATION

                  The Plan shall be administered by the Committee, which shall represent the Company and other Employers in all matters concerning the administration of the Plan. Members of the Committee may be Participants under the Plan, but no member may vote on any matter relating to his benefits under the Plan. The Committee shall have primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out the provisions of the Plan, including the power to determine which Employees and Directors shall be Participants under the Plan and which Compensation may be subject to deferral. The determination of the Committee as to the construction, interpretation, or application of any terms and provisions of the Plan, including whether and when there has been a termination of an Employee's employment, shall be final, binding, and conclusive upon all persons.

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                                  ARTICLE III

                                  PARTICIPATION

         3.1 Eligibility of Employees and Directors. An Employee must be a manager or a highly compensated (within the meaning of Section 414(q) of the Code) salaried employee of an Employer to be eligible to participate in the Plan. All Directors shall be eligible to participate in the Plan. The Committee may from time to time establish additional eligibility requirements for participation in the Plan.

         3.2 Designation of Participants. Prior to the commencement of any Participation Year, the Committee shall designate and notify in writing the Employees and/or Directors who are eligible to defer Compensation under this Plan. A designation of an Employee or Director to participate with respect to Compensation for a particular Participation Year shall not automatically entitle such Participant to participate with respect to any other Participation Year. The Committee may, in its sole discretion, notify a Participant that he is entitled to participate with respect to all future Compensation for all Participation Years beginning after the date of notification by the Committee, in which event the Participant may continue to participate and elect to defer Compensation awarded in respect of future Participation Years until such time as the Committee notifies the Participant in writing that he may not participate for future Participation Years.

         3.3 Election to Participate. After an Employee or Director has been notified by the Committee that he is eligible to participate in the Plan he must notify the Committee that he chooses to participate in the Plan. An election to participate in the Plan shall be effective upon its receipt by the Committee. A Participant's election (i) shall specify the type or types and the amount or amounts of Compensation that he wishes to defer and the manner of such deferral pursuant to Sections 3.4 through 3.7 hereof; (ii) shall specify, if the Participant so elects, that he wishes to receive an Early Distribution of benefits with respect to some or all deferrals for such Participation Year under
Section 5.1(a) hereof; and (iii) shall specify the manner of Normal Retirement Distribution the Participant chooses with respect to such deferrals under
Section 5.1(b) hereof.

         3.4 Salary Deferral. A Participant's election to defer the payment of salary must be made prior to the first day of the Plan Year in which the salary is earned by the Participant. Such election will be irrevocable as of December 31 of the calendar year preceding the calendar year in which the salary is earned.

         A Participant may not elect to defer more than 100% of his annual salary with respect to a particular Participation Year. The amount of Compensation elected to be deferred under this Section 3.4 shall be withheld from the Participant's salary during a Plan Year in equal amounts. Any interest which accrues on such deferrals pursuant to Article V shall accrue from January 1 of each Participation Year on the total amount of salary deferred during the Participation Year under this Section 3.4.

         A Participant may also make a "Savings Plan excess deferral election" with respect to the payment of Compensation resulting from the limitations under
Section 401(a)(17)

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or 415(c) of the Code (or any successor provisions) (the "Applicable Limits")
with respect to contributions made to the CenterPoint Energy, Inc. Savings Plan, as amended from time to time ("Savings Plan"). A Savings Plan excess deferral election must be specified as a percentage of Compensation, and will only become effective during the Participation Year at such time as the Participant is prevented from accruing additional benefits under the Savings Plan by reason of the application of Applicable Limits. A Savings Plan excess deferral election under this Section 3.4 will not become effective solely on account of a Participant's pre-tax deferrals under the Savings Plan reaching an annual limit set forth in Section 402(g) of the Code (or any successor provision), and the limitation in such section is not an Applicable Limit. The percentage of Compensation elected to be deferred as a Savings Plan excess deferral election shall be withheld from the Participant's Compensation during each pay period beginning with the pay period in which the Participant reaches an Applicable Limit and shall continue during each pay period for the remainder of the Participation Year. Any interest which accrues on such Savings Plan excess deferrals pursuant to Article V shall accrue from January 1 of each Participation Year on the total amount of salary deferred during the Participant Year under this Section 3.4.

         3.5 Bonus Deferral. A Participant's election to defer the payment of a Bonus must be made prior to the first day of the Plan Year in which the Bonus is paid to the Participant. Such election will be irrevocable as of December 31 of the calendar year preceding the calendar year in which the Bonus is paid. The foregoing notwithstanding, for the Plan Year commencing January 1, 2003, any deferral of a Bonus earned in 2002 shall be accomplished under the terms of the Prior Plan.

         A Participant may not elect to defer more than 100% of his annual cash Bonus award with respect to a particular Participation Year. The amount of Compensation elected to be deferred under this Section 3.5 shall be withheld from the Participant's Bonus otherwise payable during the Plan Year. If the amount of Bonus awarded to the Participant with respect to a Participation Year is less than the amount of Bonus which the Participant had elected to defer for such Participation Year, the entire amount of the Bonus awarded shall be deferred in accordance with this Section 3.5, and no further deferral shall be made with respect to such election for such Participation Year. Any interest which accrues on such deferrals pursuant to Article V shall accrue from January 1 of each Participation Year on the total amount of the Bonus deferred during the Participation Year under this Section 3.5.

         3.6 Retainer Fee Deferral. A Participant's election to defer the payment of a retainer fee must be made prior to the first day of the Plan Year in which the retainer fee is earned by the Participant. Such election will be irrevocable as of December 31 of the Plan Year preceding the Participation Year with respect to which the retainer fee is payable.

         A Participant may not elect to defer more than 100% of his annual retainer fee with respect to a particular Participation Year. The amount of Compensation elected to be deferred under this Section 3.6 shall not be paid but shall be withheld from the Participant's retainer fee otherwise payable during the Plan Year. Any interest which accrues on such deferrals pursuant to Article V shall accrue from January 1 of each Participation Year on the total amount of Compensation elected to be deferred under this Section 3.6.

         3.7 Meeting Attendance Fees Deferral. A Participant's election to defer the payment of meeting attendance fees must be made prior to the first day of the Plan Year in which the meeting attendance fees are paid to the Participant. Such election will be irrevocable as of December 31 of the Plan Year preceding the Participation Year with respect to which the meeting attendance fees are payable.

         A Participant may not elect to defer more than 100% of the total meeting attendance fees payable in any Participation Year. The amount of Compensation elected to be deferred pursuant to Section 3.7 shall be withheld from each meeting attendance fee earned by a Director during a Participation Year in equal percentages. Any interest which accrues on such deferrals pursuant to Article V shall accrue from January 1 of each Participation Year on the total amount of Compensation elected to be deferred under this Section 3.7.

         3.8 Waiver or Suspension of Deferral. The Committee may, in its sole discretion, grant a waiver or suspension of a Participant's irrevocable deferral election under this Article III for such time as the Committee may deem to be necessary upon a finding that the Participant has suffered a financial hardship. The Committee may also, in its sole discretion, permit a Participant to take prospective remedial action within the same year in order to bring his total Compensation deferral for the Participation Year in which the event resulting in a waiver or suspension occurred to the level of his original deferral election, provided that the limits of this Article III are not thereby exceeded.

                                   ARTICLE IV

                      BENEFICIARY DESIGNATIONS; WITHHOLDING

         4.1 Beneficiary Designations. Each person becoming a Participant shall file with the Committee, in the form prescribed by the Committee, a designation of one or more Beneficiaries to whom distributions otherwise due the Participant shall be made in the event of his death while in the employ of the Company or after termination of Employment but prior to the complete distribution of the benefits payable with respect to the Participant. Such designation shall be effective when received by the Committee. The Participant may from time to time revoke or change any such designation of a Beneficiary by notifying the Committee. If there is no valid designation of the Beneficiary on file with the Committee at the time of the Participant's death, or if all of the Beneficiaries designated therein shall have predeceased the Participant or otherwise ceased to exist, the Beneficiary shall be, and any payment hereunder shall be made to, the Participant's spouse, if he or she survives the Participant, or otherwise to the Participant's estate. If the Beneficiary, whether under a valid beneficiary designation or under the preceding sentence, shall survive the Participant but die before receiving all payments hereunder, the balance of the benefits which would have been paid to the Beneficiary had he or she lived shall, unless the Participant's designation provided otherwise, be distributed to the Beneficiary's estate.

         4.2 Withholding of Taxes. The Committee shall cause the Employer to deduct from the amount of all benefits paid under the Plan any taxes required to be withheld by the federal government or any state or local government.

                                   ARTICLE V

                                    BENEFITS

         5.1 Benefit Payments. The benefit payments with respect to deferrals of Compensation for a specific Participation Year will be determined as set forth below:

         (a) Early Distribution. At the time a Participant elects to defer Compensation for a Participation Year pursuant to Section 3.3 hereof, he may elect to receive an Early Distribution of benefits attributable to such Compensation. The Early Distribution will represent either (i) 50% or (ii) 100% of the Compensation deferred for that Participation Year, and will include interest amounts accrued thereon at the applicable Interest Crediting Rates. The Participant shall receive such Early Distribution within 95 days of the beginning of any year selected by the Participant, which year may not commence earlier than three years from the end of the Plan Year in which the Participant deferred such Compensation. A Participant may make only one Early Distribution election under this Plan for each Participation Year.

         (b) Normal Retirement Distribution. At the time a Participant elects to defer Compensation for a Participation Year pursuant to Section
     3.3 hereof, he must elect to receive a Normal Retirement Distribution of benefits attributable to such Compensation, taking into account any Early Distribution election made by him under Section 5.1(a). The Participant may elect to receive a Normal Retirement Distribution equal either to (i) a lump-sum distribution of the amounts of Compensation deferred with interest thereon, compounded annually, at the applicable Interest Crediting Rates, minus any Early Distributions, or (ii) a benefit in the form of 15 annual installment payments of such Compensation, including interest thereon, compounded annually, at the applicable Interest Crediting Rates, minus any Early Distributions. Payment of a Normal Retirement Distribution will be made, if payable in a lump sum, in the January following the Participant's termination of employment on or after his Normal Retirement Date. Payment of a Normal Retirement Distribution will be made, if payable in 15 annual installments, commencing the month coincident with or next following the month in which the Participant terminates employment on or after his Normal Retirement Date, and will be paid in that same month in each remaining year. For purposes of determining a benefit payable in the form of 15 installment payments under this Section 5.1(b), the Interest Crediting Rate shall be the greater of (i) the Interest Crediting Rate in effect for the Plan Year in which an Employee Participant attains age 65 or a Director Participant attains age 70 or (ii) the Interest Crediting Rate in effect for the Plan Year immediately prior to which an Employee Participant attains age 65 or a Director Participant attains age 70. With respect to deferrals made after January 1, 1998, the Interest Crediting Rate shall be the Interest Crediting Rate in effect for the Plan Year immediately prior to which an Employee Participant attains age 65 or a Director Participant attains age 70. This Interest Crediting Rate will constitute the applicable Interest Crediting Rate for all years thereafter in which the Normal Retirement Distribution is paid or payable.

         (c) Failure to Elect Method of Distribution. If a Participant fails to make an election as to the manner in which a Normal Retirement Distribution will be paid, such

Normal Retirement Distribution will be made in the form of a lump-sum distribution in accordance with Section 5.1(b) above, as if the Participant had specifically so elected.

         (d) Termination After Age 55 and Prior to Early Retirement Date. Notwithstanding any provision of this Article V to the contrary, a Participant who terminates employment (i) after December 31, 2002, and (ii) on or after the first day of the month coincident with or next following the Participant's 55th birthday, but prior to his Early Retirement Date, shall receive his benefit under the Plan in 15 annual installment payments, with such payments commencing on the first day of the month coincident with or next following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year; provided, however, that (x) the Participant did not elect to receive his benefit under the Plan in a lump-sum distribution or as an Early Distribution and (y) the Participant consents to receiving his benefit attributable to Compensation deferred under the Prior Plan in accordance with this Section 5.1(d). If a Participant, who meets the requirements of this
Section 5.1(d), elected to receive his benefits under the Plan in a lump-sum distribution or as an Early Distribution, then his benefit under the Plan shall be paid or commence, as applicable, during the January following the year in which the Participant terminates employment. If the Participant does not so consent, his Prior Plan benefit shall be paid as otherwise provided under this
Article V.

         (e) Termination After Early Retirement Date and Prior to Normal Retirement Date. Any Participant who terminates employment after his Early Retirement Date but prior to his Normal Retirement Date, will (if he is living on the date of payment) receive a lump-sum distribution or 15 annual installment payments, in accordance with his election under Section 5.1(b) above, commencing once he has attained his Normal Retirement Date. Such commencement date may be accelerated by the Committee, in its sole discretion, with a corresponding reduction in the amount of the payment, but may not occur before a Participant's termination of employment.

         (f) Benefits Stated in Agreement. The form of benefit payments elected will be stated in the Agreement, if any, between the Employer and the Participant, based on the Company's administrative guidelines under the Plan.

         (g) Commutation of Benefit Payments. Any installment benefits, at the request of the Participant and in the discretion of the Committee, may be commuted to a lump-sum payment or may be paid over a shorter period of time, with interest accrued to such date at the applicable Interest Crediting Rate.

5.2      Death.

         (a) Death Prior to Commencement of Normal Retirement Distribution. If a Participant dies (i) prior to his Normal Retirement Date and prior to his termination of employment or (ii) after his termination of employment after his Early Retirement Date, but prior to the commencement of a Normal Retirement Distribution payable in 15 annual installments, the payments otherwise described in Section 5.1 not theretofore made shall not be made, but the Employer shall pay Participant's Beneficiary the sum or sums of

         Compensation actually deferred with interest thereon from the Commencement Date through the date of payment at the applicable Interest Crediting Rates less an amount equal to any Early Distributions or other benefits paid prior to Participant's death. Payments made pursuant to this Section 5.2(a) shall be made within approximately 95 days following the date of Participant's death. Notwithstanding the foregoing, if there is a conflict between the provisions of this Section and the terms of the Participant's Severance Agreement (as further described in Section 5.4), the terms of the Severance Agreement shall control.

                  (b) Death After Normal Retirement Date. If the Participant dies (i) after his Normal Retirement Date but prior to his termination of employment, (ii) after his termination of employment, provided the Participant had attained his Normal Retirement Date on or before the date of such termination, or (iii) after commencement of a Normal Retirement Distribution in the form of 15 annual installment payments pursuant to Section 5.1 but prior to completion of all such payments, the Employer shall make (or continue to make) such payments provided for in Section 5.1 to the Participant's Beneficiary. Notwithstanding the foregoing, if there is a conflict between the provisions of this Section and the terms of the Participant's Severance Agreement (as further described in Section 5.4), the terms of the Severance Agreement shall control.

                  (c) Commutation of Death Benefit. Any installment death benefits, at the request of a Beneficiary and in the sole discretion of the Committee, may be commuted to a lump sum payment or may be paid over a shorter period of time, with interest accrued to such date at the applicable Interest Crediting Rate. Notwithstanding the foregoing, if there is a conflict between the provisions of this Section and the terms of the Participant's Severance Agreement (as further described in Section 5.4), the terms of the Severance Agreement shall control.

         5.3 Disability. In the event of the Disability of a Participant while in the employ of an Employer, the Participant shall be considered to have remained in the continuous employment of the Employer during such Disability until his Normal Retirement Date or earlier death. The benefits payable to such Participant under the Plan shall be paid in the amounts and at the times otherwise provided in Section 5.1, all in accordance with the Participant's initial election under Section 3.3, except that at the request of a Participant and in the discretion of the Committee, any such payments may be commuted to a lump-sum payment or paid over a shorter period of time, with interest accrued to such date at the applicable Interest Crediting Rate.

         5.4 Payment Upon Termination of Employment. If the employment of an Employee Participant is terminated for any reason other than death, retirement at or after Normal Retirement Date, or early retirement in accordance with the provisions of Section 5.1(d) or 5.1(e), a Normal Retirement Distribution payable in 15 annual installments as described in Section 5.1(b) shall not be made, but the Employer shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Moody's Rate for each Participation Year, from the Commencement Date through the date of payment; provided that for any Participation Year in which the Committee determines that such Participant's deferral election was undertaken solely to preserve the deductibility of the Participant's Compensation pursuant to Section 162(m) of the Code, then interest on amounts deferred with respect to such Participation Year shall be calculated using the applicable Interest Crediting Rate for such Participation Year, rather than the applicable Moody's Rate. Notwithstanding the foregoing, the amount payable under this Section 5.4 shall be reduced by amounts equal to any Early Distribution or other benefit paid prior thereto, with adjustments for interest. Payments under this Section 5.4 shall be made within 95 days following the date of Participant's termination of employment or as soon as practicable thereafter. If any Participant who has entered into a Severance Agreement, as defined in the CenterPoint Energy, Inc. Executive Severance Benefits Plan, effective as of September 3, 1997, and as thereafter amended, experiences a termination giving rise to a right to benefits under his Severance Agreement and complies with the conditions set forth in his Severance Agreement for the receipt of benefits thereunder, then such Participant shall be treated as if his termination did not occur until after his Early Retirement Date, and the provisions in Section 5.1(e) shall apply.

         5.5 Termination of Employment During Participation Year. If Participant terminates his employment with an Employer for any reason during the Participation Year for which Compensation is to be deferred, the amount of deferral specified in his Agreement, if any, for that Participation Year shall be adjusted to reflect the amount actually deferred for the Participation Year prior to such termination. If Participant terminates employment with an Employer for any reason during the Participation Year for which he has elected to defer the payment of a Bonus, such election shall become null and void with respect to any Bonus which has not become payable to the Participant as of the date the Participant terminates his employment with an Employer.

         5.6 Benefits for Prior Participation Years, Including the Participation Year Ending December 31, 2002. Notwithstanding any other provision of the Plan to the contrary, for Participation Years ending on or before December 31, 2002, benefits awarded under the Prior Plan shall be distributed in accordance with, and governed by the terms of, the Prior Plan and any Prior Agreements except, where applicable under the Plan, as otherwise consented to by the Participant. The interest rates used for determination of benefits payable under the Prior Plan shall be those set out in a Participant's Prior Agreement, if any.

         5.7      Terminations Under the Separation Program.

                  (a)      Voluntary Terminations.

                           (i)      Prior to Early Retirement Date.
                  Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant is terminated under the Voluntary Early Retirement Program adopted by the Board of Directors of the Company on January 8, 1992 and prior to the first day of the month coincident with or next following the Participant's 60th birthday, a Normal Retirement Distribution as described in Section 5.1 shall not be made, but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Interest Crediting Rate for each Participation Year, from the Commencement Date through the date of payment, (y) shall make a lump-sum distribution or 15 annual installment payments, in accordance with the Participant's election under

                  Section 5.1(b) above, and if payable in a lump sum, in the January following the Participant's termination of employment or if payable in installments, commencing the month following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and (z) shall not make any future Early Distributions to such Participant.

                           (ii)     After Early Retirement Date. If the
                  employment of a Participant is terminated as described in
                  (a)(i) above but after the first day of the month coincident with or next following the Participant's 60th birthday, distributions (including Early Distributions) shall be made as otherwise provided in the preceding Sections of this Article V.

                  (b)      Involuntary Terminations.

                           (i)      Prior to Early Retirement Date.
                  Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant is terminated involuntarily under the severance program adopted by the Board of Directors of the Company on January 8, 1992 and prior to the first day of the month coincident with or next following the Participant's 60th birthday, a Normal Retirement Distribution as described in Section 5.1 shall not be made, but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Interest Crediting Rate for each Participation Year, from the Commencement Date through the date of payment, (y) shall pay such amount in a lump sum (regardless of any election previously made by the Participant) within 95 days following the date of Participant's termination of employment or as soon as practicable thereafter, and (z) shall not make any future Early Distributions to such Participant.

                           (ii)     After Early Retirement Date. If the
                  employment of a Participant is terminated involuntarily as described in (b)(i) above but after the first day of the month coincident with or next following the Participant's 60th birthday, distributions (including Early Distributions) shall be made as otherwise provided in the preceding Sections of this Article V.

                  (c) Commutation. Any installment payments hereunder may be commuted as provided in Section 5.1(g).

         5.8      Terminations Under the 1995 Voluntary Early Retirement
Program.

                  (a) Prior to Early Retirement Date. Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant who fulfills the requirements for the Voluntary Early Pension for 1995 Program participants under Section 9.7(a) of the CenterPoint Energy, Inc. Retirement Plan is terminated prior to the first day of the month coincident with or next following the date of the Participant's 60th birthday, a Normal Retirement Distribution as described in Section 5.1 or a distribution as described in Section 5.4 shall not be made, but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Interest Crediting Rate for each Participation Year, from the Commencement Date through the date of payment, minus any Early Distributions, (y) shall make a lump-sum distribution or 15 annual installment payments in accordance with the Participant's election under Section 5.1(b) and, if payable in a lump sum, in the January following the Participant's termination of employment or, if payable in installments, commencing the month following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and (z) shall not make any future Early Distributions to such Participant.

                  (b) After Early Retirement Date. If the employment of a Participant is terminated voluntarily as described in (a) above but after the first day of the month coincident with or next following the date of the Participant's 60th birthday, distributions (including Early Distributions) shall be made as otherwise provided in this Article V.

                  (c) Commutation. Any installment payments hereunder may be commuted as provided in Section 5.1(g).

         5.9      Terminations under the 2002 Voluntary Early Retirement
Program.

                  (a) Prior to Early Retirement Date. Notwithstanding any other provisions of the Plan to the contrary, if a Participant who fulfills the requirements of an "Eligible VERP Employee" pursuant to
         Section 8.6 of the CenterPoint Energy, Inc. Retirement Plan is terminated prior to the first day of the month coincident with or next following the date of the Participant's 60th birthday and the Participant consents to the election of this amendment to the Plan, a Normal Retirement Distribution as described in Section 5.1 or a distribution as described in Section 5.4 shall not be made, but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Interest Crediting Rate for each Participation Year, from the Commencement Date through the date of payment, minus any Early Distributions paid to date, (y) shall make a lump sum distribution or 15 annual installment payments in accordance with the Participant's election under Section 5.1(b) and, if payable in a lump sum, in the January following the Participant's termination of employment or, if payable in installments, commencing on the first day of the month coincident with or next following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and (z) shall not make any future Early Distributions to such Participant.

                  (b) After Early Retirement Date. If the employment of a Participant is terminated voluntarily as described in subsection (a) above but after the first day of the month coincident with or next following the date of the Participant's 60th birthday, distributions (including Early Distributions) shall be made as otherwise provided in this Article V.

                  (c) Commutation. Any installment payment hereunder may be commuted as provided in Section 5.1(g).

                                   ARTICLE VI

                             RIGHTS OF PARTICIPANTS

         6.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of an Employer or any Director any right to be designated a Participant in the Plan other than in the sole discretion of the Committee;

                  (b) Limit in any way the right of the Employer to terminate a Participant's employment at any time; or

                  (c) Be evidence of any agreement or understanding, express or implied, that the Company or any other Employer will employ a Participant in any particular position or at any particular rate of remuneration.

         6.2 Non-Alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, direct or indirect, by operation of law or otherwise, including, without limitation, a change in beneficial interest of any trust and a change in ownership of a corporation or partnership, but not including a change of legal and beneficial title of a right or benefit resulting from the death of any Participant or the spouse of any Participant (any such proscribed transaction hereinafter a "Disposition") and any attempted Disposition will be null and void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of any Participant or other person entitled to such benefits. The foregoing provisions of this Section 6.2 shall not apply to a domestic relations order awarding any benefits under the Plan to the divorced spouse of a Participant. The foregoing provisions of this Section 6.2 shall also not apply to an irrevocable Disposition of a right or benefit under this Plan to a "Permitted Assignee," as defined below, by (i) a Participant age 55 or older (an "Eligible Participant"), or (ii) a "Permitted Assignee," as defined below, who has received an assignment from an Eligible Participant pursuant to this sentence.

                  (a) Permitted Assignee. The term "Permitted Assignee" shall mean:

                           (i)      The Eligible Participant;

                           (ii)     A spouse of the Eligible Participant;

                           (iii) Any person who is a lineal ascendant or descendant of the Eligible Participant or the Eligible Participant's spouse;

                           (iv)     Any brother or sister of the Eligible
                  Participant;

                           (v) Any spouse of any individual described in subparagraph (iii) or (iv);

                           (vi) A trustee of any trust which, at the applicable time, is 100% Actuarially Held for a Permitted Assignee or Assignees (as defined in Section 6.2(c));

                           (vii) Any corporation in which, at the applicable time, each class of stock is 100% owned by a Permitted Assignee or Permitted Assignees;

                           (viii) Any partnership in which, at the applicable time, each class of partnership interest is 100% owned by a Permitted Assignee or Permitted Assignees; or

                           (ix) Any limited liability company or other form of incorporated or unincorporated business organization in which each class of stock, membership or other equity interest is 100% owned by a Permitted Assignee or Assignees.

                  (b) Subsequent Assignees. This Section 6.2 shall be fully applicable to all Permitted Assignees, and the provisions of this
         Section 6.2 shall be fully applicable to any right or benefit transferred by an Eligible Participant to any Permitted Assignee as if such Permitted Assignee were an Eligible Participant; provided, however, that no Permitted Assignee shall be deemed an Eligible Participant for determining the persons who constitute Permitted Assignees under Section 6.2(a). Any Permitted Assignee acquiring a right or benefit under this Plan shall execute and deliver to the Committee an Agreement pursuant to which such Permitted Assignee agrees to be bound by all of the terms and provisions of the Plan, provided that the failure to execute and deliver such an Agreement shall not be deemed to relieve such Permitted Assignee of the restrictions imposed by the Plan. Any attempted Disposition of a right or benefit under this Plan in breach of this Section 6.2, whether voluntary, involuntary, by operation of law or otherwise shall be null and void.

                  (c) Actuarially Held. In making the determination whether a trust is 100% Actuarially Held for Permitted Assignee(s), a trust, at the applicable point in time, is 100% Actuarially Held for Permitted Assignee or Assignees when 100% of the actuarial value of the beneficial interests of the trust, except as provided in the following sentence, are held for a Permitted Assignee or Permitted Assignees. For purposes of making the determination described above, the possibility that an interest in a trust may be appointed pursuant to a special or general power of appointment shall be ignored; provided, that the actual exercise of any such power of appointment shall not be ignored.

         6.3 Prerequisites to Benefits. No Participant, nor any Beneficiary or other person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions, and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

         6.4 Nature of Employer's Obligation. This Plan is intended to be, and shall be construed as, an unfunded plan maintained by each Employer primarily for the purpose of providing deferred compensation for a select group of its management or highly compensated salaried employees. The benefits provided under this Plan shall be a general, unsecured obligation of the Employer payable solely from the general assets of the Employer, and neither the Participant nor the Participant's Beneficiary or estate shall have any interest in any assets of the Employer by virtue of this Plan. No fund or other assets will ever be set aside or segregated for the benefit of the Participant or the Participant's Beneficiary under this Plan. The adoption of the Plan and any setting aside of amounts by an Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer and any funds so set aside shall remain subject to the general creditors of the Employer.

         6.5      Claims and Review Procedures.

                  (a) Claims Procedure. If any person believes he or she is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the person's rights following an adverse benefit determination on review, including a statement of his or her right to file a lawsuit under the Employee Retirement Income Security Act of 1974 ("ERISA") if the claim is denied on appeal. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

                  (b) Claim Review Procedure. Within 60 days after the date on which a person receives a notice of denial (or within 60 days after the date on which such denial is considered to have occurred), such person or his or her duly authorized representative ("Applicant") may
         (i) file a written request with the Committee for a review of his or her denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The Committee shall render a decision no later than the date of its regularly scheduled meeting next following receipt of a request for review, except that a decision may be rendered no later than the second such meeting if the request is received within 30 days of the first meeting. The Applicant may request a formal hearing before the Committee which the Committee may grant in its discretion. Notwithstanding the foregoing, under special circumstances that require an extension of time for rendering a decision (including, but not limited to, the need to hold a hearing), the decision may be rendered not later than the date of the third regularly scheduled Committee meeting following the receipt of the request for review. If such an extension is required, the Applicant will be advised in writing before the extension begins. The decision on review shall be in written or electronic notice of the final determination. If the claim is denied in whole or part, such notice, which shall be in a manner calculated to be understood by the person receiving such notice, shall include the specific reasons for the decision, the specific references to the pertinent plan provisions on which the decision is based, that the person is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and a statement of the person's right to file a lawsuit under ERISA.

                  Benefits under this Plan will only be paid if the Committee decides, in its discretion, that a person is entitled to them. Moreover, no action at law or in equity shall be brought to recover benefits under this Plan prior to the date the claimant has exhausted the administrative process of appeal available under the Plan.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 Amendment or Termination of the Plan. The Board of Directors of the Company may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, without the written consent of the affected Participant, reduce the interest rate applicable to, or otherwise adversely affect the rights of a Participant with respect to, Compensation with respect to which a Participant made an irrevocable deferral election before the later of the date that such amendment is executed or effective.

         7.2 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by an officer of the Company, the Company's legal counsel, or the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

         7.3 Effective Date. The Plan shall become effective as of January 1, 2003.

         7.4 Governing Law. The Plan shall be construed, administered, and governed in all respects under the laws of the State of Texas.

         7.5 Severability. If any term, provision, covenant, or condition of the Plan is held to be invalid, void, or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         7.6 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the dates shown on the postmark on the receipt for registration or certification.

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this _______ day of September, 2003, but effective as of January 1, 2003.

                                      CENTERPOINT ENERGY, INC.

                                      By:  /s/ David M. McClanahan
                                         ---------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive Officer

ATTEST:

 /s/ Richard Dauphin
--------------------------------
Assistant Secretary